                                                                   EXHIBIT 10.2.



================================================================================


                           STOCK PURCHASE AGREEMENT

                                    BETWEEN


                              ATC TELEPORTS, INC.

                                      AND

                              ICG HOLDINGS, INC.

                                      AND

                         ICG SATELLITE SERVICES, INC.



                          DATED AS OF AUGUST 11, 1999

                               TABLE OF CONTENTS
                               -----------------
                                                                          Page
                                                                          ----
ARTICLE I DEFINITIONS..................................................    1-6

ARTICLE II PURCHASE AND SALE...........................................      6
 SECTION 2.1  Basic Transaction........................................      6
 SECTION 2.2  Payment..................................................      6
 SECTION 2.3  Escrow...................................................      6
 SECTION 2.4  Closing; Closing Date....................................      6
 SECTION 2.5  Deliveries at the Closing................................      7
 SECTION 2.6  Tax Elections............................................      7
 SECTION 2.7  Provision of Services After the Closing..................      8

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER AND THE COMPANY...      9
 SECTION 3.1  Organization.............................................      9
 SECTION 3.2  Ownership and Capitalization.............................      9
 SECTION 3.3  Authority; No Violation..................................      9
 SECTION 3.4  Subsidiaries.............................................     10
 SECTION 3.5  Consents and Approvals...................................     10
 SECTION 3.6  Financial Statements.....................................     10
 SECTION 3.7  Absence of Certain Changes or Events; Unusual
              Transactions.............................................     11
 SECTION 3.8  Tax Matters..............................................     12
 SECTION 3.9  Assets and Properties....................................     13
 SECTION 3.10  Contracts...............................................     14
 SECTION 3.11  Litigation, Compliance with Applicable Laws and
               Permits.................................................     14
 SECTION 3.12  Insurance...............................................     15
 SECTION 3.13  Pension and Employee Benefit Matters....................     15
 SECTION 3.14  Labor and Employment....................................     16

 SECTION 3.15  Employees...............................................     16
 SECTION 3.16  Environmental Matters...................................     16
 SECTION 3.17  Intellectual Property...................................     17

 SECTION 3.18  Brokers' Fees and Commissions...........................     18
 SECTION 3.19  Indebtedness............................................     18
 SECTION 3.20  Accounts Receivable.....................................     18
 SECTION 3.21  Insolvency Proceedings..................................     19
 SECTION 3.22  Absence of Undisclosed Liabilities......................     19
 SECTION 3.23  Books and Records.......................................     19
 SECTION 3.24  Suppliers and Customers.................................     19
 SECTION 3.25  Affiliate Transactions..................................     19
 SECTION 3.26  FCC Compliance..........................................     19
 SECTION 3.27  Year 2000...............................................     19
 SECTION 3.28  Scope of Disclosure; Other Information..................     20

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER
 SECTION 4.1   Organization and Qualification, etc......................    21
 SECTION 4.2   Authority Relative to Agreement..........................    21
 SECTION 4.3   Non-Contravention........................................    21
 SECTION 4.4   Consents and Approvals...................................    21
 SECTION 4.5   Brokers..................................................    22
 SECTION 4.6   Securities Matters.......................................    22

ARTICLE V PRE-CLOSING COVENANTS........................................     23
 SECTION 5.1   General..................................................    23
 SECTION 5.2   Operation and Preservation of Business...................    23
 SECTION 5.3   Full Access..............................................    24
 SECTION 5.4   Announcements.............................................   24
 SECTION 5.5   Confidentiality..........................................    24
 SECTION 5.6   Consents and Approvals...................................    24
 SECTION 5.7   MTN Minority Shares......................................    24
 SECTION 5.8   Solicitation.............................................    25
 SECTION 5.9   Pre-Closing..............................................    25
 SECTION 5.10  Adverse Developments....................................     25
 SECTION 5.11  Updated Schedules.......................................     25
 SECTION 5.12  Liens...................................................     25

 SECTION 5.13  Potential Seller's Breach...............................     25
 SECTION 5.14  Cooperation In Preparing Audited Financial Statements...     26


ARTICLE VI POST-CLOSING COVENANTS......................................     26
 SECTION 6.1   Further Assurances.......................................    26
 SECTION 6.2   Cooperation..............................................    26
 SECTION 6.3   Confidentiality..........................................    26
 SECTION 6.4   Taxes....................................................    27

 SECTION 6.5   Employee Benefit Issues..................................    27
 SECTION 6.6   Access; Cooperation......................................    28
 SECTION 6.7   MTN Minority Stockholders................................    28

ARTICLE VII CONDITIONS TO CLOSING......................................     28
 SECTION 7.1   Conditions to Obligation of Buyer.......................     28
 SECTION 7.2   Conditions to Obligation of Seller......................     30

ARTICLE VIII REMEDIES FOR BREACHES OF THIS AGREEMENT...................     31
 SECTION 8.1   Indemnification Provisions for Benefit of Buyer.........     31
 SECTION 8.2   Indemnification Provisions for Benefit of Seller........     31
 SECTION 8.3   Matters Involving Third Parties.........................     32
 SECTION 8.4   Limit on Indemnification Obligation of Seller...........     33
 SECTION 8.5   Survival................................................     33
 SECTION 8.6   Basket and Ceiling......................................     33

ARTICLE IX TERMINATION.................................................     34
 SECTION 9.1   Termination of Agreement................................     34
 SECTION 9.2   Effect of Termination...................................     35
 SECTION 9.3   Confidentiality.........................................     35

ARTICLE X MISCELLANEOUS................................................     35
 SECTION 10.1  No Third-Party Beneficiaries............................     35
 SECTION 10.2  Entire Agreement........................................     35
 SECTION 10.3  Succession and Assignment...............................     35

 SECTION 10.4  Counterparts............................................     36
 SECTION 10.5  Headings, Terms.........................................     36
 SECTION 10.6  Notices.................................................     36
 SECTION 10.7  Governing Law...........................................     37
 SECTION 10.8  Amendments and Waivers..................................     37
 SECTION 10.9  Severability............................................     37
 SECTION 10.10 Expenses................................................     37
 SECTION 10.11 Construction............................................     37
 SECTION 10.12 Incorporation of Schedules..............................     38
 SECTION 10.13 Attorneys' Fees.........................................     38
 SECTION 10.14 Counsel.................................................     38
 SECTION 10.15 Time of the Essence.....................................     38


The following Schedules have been omitted and will be supplementally filed with the commission upon request.

SCHEDULES

Schedule 2.3     Escrow Agreement
Schedule 2.6(c)  Tax Elections
Schedule 3.3     Authority; No Violation
Schedule 3.4     MTN Matters
Schedule 3.5     Consents and Approvals
Schedule 3.7(a)  Absence of Events
Schedule 3.7(b)  Unusual Transactions
Schedule 3.8(a)  Tax Matters
Schedule 3.8(b)  Tax Matters
Schedule 3.8(g)  Tax Matters
Schedule 3.9(a)  Leased Assets
Schedule 3.9(b)  Encumbrances on Assets
Schedule 3.9(c)  Exceptions to Assets
Schedule 3.10(a) Compliance with Contracts
Schedule 3.10(b) Material Contracts
Schedule 3.11(a) Litigation
Schedule 3.11(c) Governmental Authorizations
Schedule 3.12    Insurance
Schedule 3.13    Employee Benefit  Plans
Schedule 3.14    Labor and Employment
Schedule 3.15    Employees
Schedule 3.17    Intellectual Property
Schedule 3.20    Accounts Receivable
Schedule 3.24    Suppliers and Customers
Schedule 3.25    Affiliate Transactions
Schedule 4.4     Buyer Consents
Schedule 7.1(i)  ICG Communications, Inc. Noncompetition Agreement
Schedule 7.1(j)  ICG Communications, Inc. Guaranty
Schedule 7.1(m)  Form of Opinion
Schedule 7.1(r)  Termination and Release Agreement
Schedule 7.2(g)  American Tower Corporation Guaranty

                           STOCK PURCHASE AGREEMENT


     This Stock Purchase Agreement (this "Agreement") is entered into as of August 11, 1999 between ATC Teleports, Inc., a Delaware corporation ("Buyer"), and ICG Holdings, Inc., a Colorado corporation ("Seller"), and ICG Satellite Services, Inc., a Colorado corporation (the "Company").

                                   RECITALS

     WHEREAS, Seller owns all of the issued and outstanding shares of the Company.

     WHEREAS, Seller desires to sell and Buyer desires to purchase all of the issued and outstanding shares of the Company as provided in this Agreement.

                                   AGREEMENT

     The parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     SECTION 1.1  For purposes of this Agreement:

     Adverse Consequences means all losses, damages, costs, expenses, fees
     --------------------
(including, without limitation, reasonable attorney's fees) and Liabilities, but will not include any losses or damages arising from or attributable to consequential, special, speculative or punitive damages or damages resulting from lost profits.

     Affiliate means, with respect to any Person, any Person Controlling,
     ---------
Controlled by or under common Control with such Person.

     Affiliated Group means any affiliated group of the Company or MTN within
     ----------------
the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local or foreign law.

     Agreement has the meaning set forth in the preamble to this agreement.
     ---------

     Assets means all tangible and intangible assets that are owned and/or used
     ------
by the Company and/or MTN.

     Balance Sheet has the meaning set forth in Section 3.6.
     -------------

     Balance Sheet Date has the meaning set forth in Section 3.6.
     ------------------

     Basket Amount has the meaning set forth in Section 8.6(a).
     -------------

     Business Day means any day on which commercial banks are open for business
     ------------
in Denver, Colorado.

     Buyer has the meaning set forth in the preamble to this Agreement.
     -----

     Ceiling Amount has the meaning set forth in Section 8.6(b).
     --------------

     Closing and Closing Date have the meanings set forth in Section 2.4.
     -------     ------------

     Code means the Internal Revenue Code of 1986, as amended.
     ----

     Company has the meaning set forth in Recital A.
     -------

     Confidential Information means, with respect to any Person, any information
     ------------------------
concerning such Person or its business, products, financial condition, prospects and affairs that is not already generally available to the public. The term Confidential Information shall include the terms and existence of this Agreement and the transactions contemplated by this Agreement.

     Contracts has the meaning set forth in Section 3.10(a).
     ---------

     Control, Controlled and Controlling mean, as the context requires in the
     -----------------------------------
determination of whether a Person is an Affiliate of another Person, the power to direct the management or policies of any Person, through the power to vote shares or other equity interests, by contract or otherwise.

     Employee Benefit Plans means all plans, arrangements, agreements, programs
     ----------------------
and policies to which the Company or MTN is a party or bound by or under which the Company or MTN has any Liability, relating to:

          (a) retirement savings or pensions, including any defined benefit pension plan, defined contribution pension plan, group registered retirement savings plan, or supplemental pension or retirement plan; or

          (b) any bonus, profit sharing, share option, employee share, stock purchase, restricted stock, incentive, deferred compensation, incentive compensation, hospitalization, health, dental, disability, unemployment insurance, vacation pay, severance or termination pay, retiree medical or life insurance or other benefit plan with respect to any of its employees or former employees, non-employee directors, consultants or advisors, individuals working on contract with it or other individuals providing services to it of a kind normally provided by employees, and all statutory plans with respect to which the Company or MTN is required to comply pursuant to applicable social security, workers' compensation and unemployment insurance legislation.

     Encumbrance means any mortgage, pledge, conditional sale agreement, charge,
     -----------
claim, interest of another Person, lien, security interest, title defect, right of first refusal, right of first offer, or other encumbrance.

     Environment means the environment or natural environment as defined in any
     -----------
Environmental Law, including air, surface, water, ground water, land surface, soil and subsurface strata.

     Environmental Approvals means all permits, certificates, licenses,
     -----------------------
authorizations, consents, instructions, registrations, directions or approvals issued or required by Governmental Authorities pursuant to any Environmental Laws with respect to the operations of the Company or MTN.

     Environmental Laws means all Legal Requirements relating in full or in part
     ------------------
to the protection of the Environment, including those Environmental Laws relating to the storage, generation, use, handling, manufacture, processing, labeling, advertising, sale, display, transportation, treatment, release and disposal of Hazardous Substances.

     Escrow Agreement has the meaning set forth in Section 2.3.
     ----------------

     Escrow Deposit has the meaning set forth in Section 2.3.
     --------------

     FCC means the United States Federal Communications Commission.
     ---

     FCC Applications has the meaning set forth in Section 5.6 hereof.
     ----------------

     FCC Consent means the FCC consent in writing to the FCC Applications.
     -----------

     FCC Licenses means all licenses and other authorizations, including all
     ------------
Special Temporary Authorizations, whether or not associated with a particular license or application, granted to Seller, the Company or MTN by the FCC in connection with the operation of the business of the Company or MTN and listed on SCHEDULE 3.11(C) and any such licenses and other authorizations granted to
   ----------------
Seller, the Company, or MTN before the Closing Date, together with all rights in any applications or requests for further licenses or other authorizations from the FCC useful or intended for use in the business of the Company or MTN.

     Final Order means the FCC Consent, which has not been reversed, stayed,
     -----------
enjoined or set aside, and with respect to which no timely request for stay, reconsideration, review, rehearing, or a notice of appeal is pending, and as to which the time for filing any such timely request or notice and for the FCC to review the action of its staff on its own motion has expired.

     Financial Statements has the meaning set forth in Section 3.6.
     --------------------

     GAAP means generally accepted accounting principles as in effect from time
     ----
to time in the United States.

     Governmental Authority means any government, regulatory authority,
     ----------------------
governmental department, agency, commission, board, tribunal, or court or other regulation-making entity having jurisdiction on behalf of any nation, or state or other subdivision thereof.

     Hazardous Substance has the meaning set forth in Section 3.15.
     -------------------

     HSR Act means the Hart-Scott Rodino Antitrust Improvements Act of 1976, as
     -------
amended.

     Indemnified Party has the meaning set forth in Section 8.3(a).
     -----------------

     Indemnifying Party has the meaning set forth in Section 8.3(a).
     ------------------

     Intellectual Property means all intellectual property owned or licensed by
     ---------------------
the Company or MTN, including, without limitation, all patents, copyrights, trademarks, trade secrets, computer programs, software and other intangible intellectual property.

     Intercompany Indebtedness means all amounts, including accrued and unpaid
     -------------------------
interest on such amounts, owed by the Company or MTN to Seller or its Affiliates (other than the Company or MTN).

     Knowledge means the actual Knowledge of a party, its officers and directors
     ---------
and the Knowledge of such facts or other matters that such Persons would have in the exercise of their duties after reasonable inquiry. For the purposes of this Agreement, the Knowledge of Seller shall be deemed to include the Knowledge of the Company and/or MTN.

     Legal Requirement means any constitution, treaty, statute, ordinance, code,
     -----------------
or other law (including common law), by-law, rule, regulation, Order, ordinance, protocol, code, notice, standard, procedure or other requirement enacted, adopted, applied or issued by any Governmental Authority, including, without limitation, judicial decisions applying or interpreting any such Legal Requirement.

     Liability means any liability or obligation (whether known or unknown,
     ---------
whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).

     Maritime Telecommunications Network, Inc. and MTN have the meaning set
     -------------------------------------------------
forth in Section 3.4.

     Material means, unless specifically provided otherwise herein, material with respect to the Company's or MTN's financial condition, business, operations, income and properties, taken as a whole.

     Material Adverse Change means, with respect to the Company or MTN, or to
     -----------------------
Buyer, as the case may be, any event, fact, circumstance or condition that individually or in the aggregate has resulted in or will result in a material adverse change to the business, physically or financially, of the Company or MTN or Buyer.

     MTN Minority Shares has the meaning set forth in Section 5.7.
     -------------------

     MTN Minority Stockholders has the meaning set forth in Section 5.7.
     -------------------------

     Orders means all judgments, injunctions, orders, rulings, decrees, directives, notices of violation or other requirements of any court, Governmental Authority or arbitrator having jurisdiction in the matter, including a bankruptcy court or trustee.

     Ordinary Course of Business means, with respect to the Company, the
     ---------------------------
ordinary course of business consistent with past practices of the Company which were in effect as of the date hereof or during 1998.

     Pending Applications means those Earth Station applications listed on
     --------------------
SCHEDULE 3.11(C) as pending before the FCC.
----------------

     Permits means all governmental permits, licenses, consents, franchises,
     -------
authorizations, approvals, privileges, waivers, exemptions, variances, exclusionary or inclusionary Orders and other concessions, including, without limitation, those relating to environmental, public health, welfare or safety matters.

     Permitted Encumbrances has the meaning set forth in Section 3.9(b).
     ----------------------

     Permitted Liabilities means, with respect to the Company, (a) the
     ---------------------
Intercompany Indebtedness, (b) all Liabilities reflected on the Balance Sheet dated December 31, 1998 and (c) Liabilities of the Company incurred in the Ordinary Course of Business since December 31, 1998.

     Person means an individual, and a partnership, corporation, association,
     ------
joint stock company, trust, joint venture, limited liability company, unincorporated organization, Governmental Authority or other entity.

     Pre-Closing Audit has the meaning set forth in Section 5.9.
     -----------------

     Purchase Price means the sum of One Hundred Million Dollars ($100,000,000),
     --------------
which will be payable by Buyer in cash to Seller at the Closing in accordance with Section 2.2.

     Schedules means the Schedules attached to this Agreement.
     ---------

     Securities Act means the Securities Act of 1933, as amended, and the rules
     --------------
and regulations promulgated thereunder.

     Seller has the meaning set forth in the preamble to this Agreement.
     ------

     Shares means all the issued and outstanding shares of capital stock of the
     ------
Company.

     Survival Period means, with respect to a representation or warranty, the
     ---------------
applicable period after the Closing Date during which such representation or warranty survives pursuant to Section 8.5.

     Tax or Taxes means all taxes, duties, charges, surcharges, fees, levies,
     ---    -----
assessments or other taxes of any kind whatsoever imposed by any Governmental Authority levied on, or measured by, or referred to as income, gross receipts, profits, capital, transfer, sales, use, excise, withholding, business, franchise, property, payroll, employment, or social security taxes, and all surtaxes, customs duties and import and export taxes. Taxes shall be deemed to include all interest, penalties, fines, additions to tax and similar charges imposed in respect of the foregoing.

     Tax Return means any return, assessment, declaration, report, election,
     ----------
notice, claim for refund or information return or statement relating to Taxes, including any schedule or attachment to any of them, and including any amendment of any of them.

     Third Party Claim has the meaning set forth in Section 8.3(a).
     -----------------

                                  ARTICLE II
                               PURCHASE AND SALE

     SECTION 2.1  Basic Transaction.  Subject to the terms and conditions set
                  -----------------
forth in this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, all of the Shares, free and clear of any Encumbrance in exchange for the Purchase Price. Buyer will have no right or obligation under this Agreement to purchase fewer than all of the Shares.

     SECTION 2.2  Payment.  At the Closing, Buyer will pay to Seller the
                  -------
Purchase Price in cash by wire transfer in immediately available funds to an account or accounts designated in writing by Seller.

     SECTION 2.3  Escrow.  As of the date hereof, the Buyer is depositing in
                  ------
escrow the amount of Five Million and no/100 Dollars ($5,000,000) (the "Escrow Deposit"), which amount shall be held and disbursed pursuant to the Escrow Agreement in the form set forth in SCHEDULE 2.3.

     SECTION 2.4  Closing; Closing Date.  The closing of the transactions
                  ---------------------
contemplated by this Agreement (the "Closing") will take place two Business Days after the satisfaction or waiver of the conditions to closing set forth in Sections 7.1 and 7.2, or such other date as mutually agreed in writing by Buyer and Seller, at the offices of the Seller in Denver, Colorado, and all transactions contemplated by this Agreement will be effective at 12:00 a.m. local time in Denver, Colorado, on the day of the Closing (such effective time being the "Closing Date").

     SECTION 2.5  Deliveries at the Closing.  At the Closing, (a) Seller will
                  -------------------------
deliver to Buyer the certificates, instruments and documents referred to in
Section 7.1, (b) Buyer will deliver to Seller the certificates, instruments and documents referred to in Section 7.2, (c) Seller will deliver to Buyer share certificates representing all the Shares, duly endorsed in blank or accompanied by stock transfers duly executed in blank, free and clear of any Encumbrance and
(d) Buyer will pay and deliver the amounts provided for in accordance with
Section 2.2.

     SECTION 2.6  Tax Elections.
                  -------------

          (a) (i) Buyer and Seller agree that, for federal income Tax purposes, the purchase and sale of the Shares pursuant to this Agreement shall be treated as a purchase and sale of the assets of the Company and MTN in accordance with the provisions of Code Section 338 generally and Code Section 338(h)(10) specifically. Buyer and Seller will timely make all elections (and cause the Company and MTN to make such elections, as applicable) necessary to carry out the provisions of this Section 2.6(a)(i) and to report the purchase and sale of the Shares consistent with the preceding sentence and in accordance with the provisions of this Section 2.6.

               (ii) Buyer and Seller agree that, for state income Tax purposes, the purchase and sale of the Shares shall be treated as a purchase and sale of the assets of the Company and MTN to the greatest extent permitted by applicable law. Buyer and Seller will make timely all elections (and cause the Company and MTN to make such elections, as applicable) necessary to carry out the provisions of this Section 2.6(a)(ii) and to report the purchase and sale of the Shares consistent with the preceding sentence and in accordance with the provisions of this Section 2.6. In those states where it is unclear whether applicable law permits the purchase and sale of the Shares to be treated as a purchase and sale of assets, Buyer agrees to treat the purchase and sale of the Shares as reasonably directed by Seller.

          (b) The Seller shall pay or otherwise be liable for and shall indemnify and hold harmless Buyer, its Affiliates, the Company and MTN against any and all Taxes and Liabilities attributable to (i) the recognition of income by the Company or MTN from the treatment under Code Section 338(h)(10) and analogous provisions of state, foreign and local income Tax laws of the purchase and sale of the Shares as a purchase and sale of the Assets of the Company and MTN in accordance with the provisions of this Section 2.6 and (ii) the actual or deemed transfer of the Shares or the assets of the Company and MTN (including, without limitation, transfer, sales, payroll, excise, franchise, personal or real property and similar taxes).

          (c) Buyer and Seller hereby agree that the fair market value of the Assets of the Company and MTN for purposes of allocating the consideration to be paid for, and the amount realized on the sale of, the Assets will be agreed by the Buyer and Seller prior to Closing and set forth on a form as shown on
SCHEDULE 2.6(C), and the allocation set forth on such form shall be binding on Buyer and Seller in accordance with Code Section 1060(a).

          (d) Neither Seller nor Buyer nor any Affiliate of Seller or Buyer shall take a position in any tax proceeding, tax audit or otherwise inconsistent with the fair market value determinations described in the preceding paragraph; provided, however, that nothing contained herein shall require Seller or Buyer to contest any challenge to such determinations beyond the exhaustion of administrative remedies before any taxing authority or agency, and neither Seller nor Buyer shall be required to litigate before any court any proposed deficiency or adjustment by any taxing authority or agency which challenges such determinations of fair market value. In the event that any claim shall be made by any taxing authority against the Buyer or the Company or MTN, on the one hand, or Seller, on the other hand, that, if successful, would have the effect of altering such fair market value determinations, then the party that is the subject of such claim (the "Involved Party") shall give notice thereof to the other party (the "Other Party") in writing within ten Business Days thereof. Thereafter, the Involved Party shall have control of any contest relating thereto, but the Involved Party shall consider in good faith any request or suggestion by the Other Party for any conference, hearing or proceeding relating to such contest, shall (to the extent it is feasible to do so) permit the Other Party to participate therein at such Other Party's expense, shall not object to such Other Party's submission of briefs and memoranda of law relating thereto and shall provide the Other Party with any relevant information reasonably requested by such other Party.

          (e) Buyer and Seller each agree to prepare and file (and to cause the Company and MTN to file, as applicable) all Internal Revenue Service forms and the required schedules thereto, and all requisite state and local forms and schedules (the "Forms") required to be filed by either or both of them (or the Company or MTN) providing for the treatment of the purchase and sale of the Shares as purchases and sales of the Assets of the Company and MTN in accordance with the provisions of Section 2.6(a). Without limitation of the foregoing, the Forms shall include a joint Section 338(h)(10) election with Buyer on an appropriately completed and executed IRS Form 8023 ("Election Under Section 338 For Corporations Making Qualified Stock Purchases") and any analogous state, foreign or local form requested by Buyer. Seller shall request from Buyer any information (reasonably within the Knowledge or possession of Buyer) necessary to complete the Forms, which information shall be provided no later than thirty days following any such request. All such Forms shall be prepared by Seller consistent with the fair market valuations of the Assets determined under
Section 2.6(c), provided, however, that Seller and Buyer each recognize that appropriate adjustments will be made for transaction and other costs and as required by any applicable laws or regulations in determining the amount realized upon the disposition of the Assets or the amount paid for the Assets.

     SECTION 2.7  Provision of Services After the Closing.  Except as otherwise
                  ---------------------------------------
agreed in writing, neither Seller nor any of its Affiliates will be under any obligation to provide any services or other support to, or to purchase any services from, the Buyer, the Company or MTN after the Closing.

                                  ARTICLE III
           REPRESENTATIONS AND WARRANTIES OF SELLER AND THE COMPANY

     Seller and the Company, jointly and severally, represent and warrant to Buyer as follows, in each case, as of the date of this Agreement:

     SECTION 3.1  Organization. The Company is a corporation duly organized and
                  ------------
validly existing under the laws of Colorado. The Company has all requisite corporate power and authority to own, lease and operate the Assets and to carry on its business as is now being conducted, and the Company is duly qualified to do business and in good standing in each jurisdiction in which the conduct of its business requires such qualification. The copies of the certificate of incorporation and the by-laws of the Company, both as amended to date, which have been delivered to Buyer by Seller, are complete and correct, and the Company is not in default under or in violation of any provision of its certificate of incorporation or by-laws.

     SECTION 3.2  Ownership and Capitalization. The authorized capital stock of
                  ----------------------------
the Company consists of 10,000 shares of common stock, $.01 par value, of which 1,000 shares of common stock (the "Shares") are issued and outstanding. No shares of preferred stock are issued or outstanding. Seller owns good, valid and marketable title to the Shares free of any Encumbrance and the Shares are duly authorized, have been validly issued and are fully paid and non-assessable and currently are, and upon delivery to Buyer at the Closing will be, free of any adverse claim, lien or other Encumbrance. There is no authorized or outstanding stock or security convertible into or exchangeable for, or any authorized or outstanding option, warrant or other right to subscribe for or to purchase, any unissued shares of the Company's capital stock and the Company has not agreed to issue any security so convertible or exchangeable or any such option, warrant or other right. There are no authorized or outstanding stock appreciation, phantom stock, phantom equity, profit participation, equity participation or other similar rights with respect to the Company or the Shares. There are no existing rights of first refusal, buy-sell arrangements, options, warrants, rights, calls or other commitments or restrictions of any character relating to any of the Shares, except those restrictions on transfer imposed by the Securities Act and applicable state and securities laws.

     SECTION 3.3  Authority; No Violation.  Seller and the Company each has full
                  -----------------------
and absolute right, power, authority and legal capacity to execute, deliver and perform this Agreement, and assuming the due authorization, execution and delivery by Buyer, this Agreement constitutes the legal, valid and binding obligation of, and will be enforceable in accordance with its respective terms against, Seller and the Company, except as such enforcement is subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally. Except as set forth on
SCHEDULE 3.3, the execution, delivery and performance of this Agreement and the
------------
consummation of the transactions contemplated by this Agreement have been duly approved by the Boards of Directors of the Company and the Seller and will not
(a) violate any Legal Requirement to which the Company or Seller is subject or under which the Assets are subject or bound or any provision of the articles of incorporation or by-laws of Seller or the Company, or (b) violate, with or without the giving of notice or the lapse of time or both, or conflict with or result in the breach or termination of any provision of, or a diminution of the rights of the Company under, or constitute a default under, or give any Person the right to accelerate any obligation under, or result in the creation of any Encumbrance upon, the Company, the Assets or the Business, pursuant to any indenture, mortgage, deed of trust, lien, lease, license, Permit, contract, agreement, instrument or other arrangement to which the Company is a party or by which the Company is bound. All necessary organizational action on the part of Seller has been taken to authorize the execution and delivery of this Agreement and the other documents and instruments required hereby, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby.

     SECTION 3.4  Subsidiaries.  The Company owns 99.7% of the outstanding
                  ------------
shares of capital stock of Maritime Telecommunications Network, Inc., a Colorado corporation ("MTN"), free and clear of any and all Encumbrances. The Company owns no other subsidiaries or equity interests in any other Person. MTN is duly organized, validly existing and in good standing under the laws of Colorado, and has the requisite power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets. MTN is duly qualified or registered to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary.
SCHEDULE 3.4 contains a true, correct and complete list of all jurisdictions in
------------
which MTN is qualified or registered to do business as a foreign corporation. The copies of the Articles of Incorporation and Bylaws of MTN heretofore delivered to Buyer are accurate and complete. SCHEDULE 3.4 sets forth a true,
                                               ------------
correct and complete description of all of the issued and outstanding equity securities of MTN. Except as indicated above, the Company holds of record and owns beneficially all of the issued and outstanding capital or other stock of MTN, free and clear of any Encumbrances. There are no options, warrants or other similar rights to purchase or to subscribe for the equity securities of MTN.

     SECTION 3.5  Consents and Approvals.  Except as set forth in SCHEDULE 3.5,
                  ----------------------                          ------------
no filing or registration with, no notice to and no permit, authorization, consent or approval of any Governmental Authority or any Person is necessary for the consummation by Seller of the transactions contemplated by this Agreement other than (a) requirements of federal and state securities laws, (b) the authorization of all applicable regulatory agencies necessary or desirable to consummate the transactions contemplated by this Agreement and (c) those consents and approvals already obtained.

     SECTION 3.6  Financial Statements.  Seller has delivered to Buyer complete
                  --------------------
and correct copies of (a) the unaudited balance sheet and related unaudited statement of income, stockholders' equity and cash flows for the Company for the year ended December 31, 1998, (b) the unaudited balance sheet of the Company and MTN (the "Balance Sheet") and the related unaudited statement of income, stockholders' equity and cash flows for the three (3) months ending June 30, 1999 (the "Balance Sheet Date"), and (c) the audited balance sheet and related statement of income, stockholders' equity and cash flows for MTN for the year ended December 31, 1998 (collectively, the "Financial Statements"). The Financial Statements are in accordance with the books and records of the Company and MTN, as applicable, and were prepared in accordance with GAAP and present fairly in all material respects the Company's and MTN's financial position, results of operations and cash flows for the periods indicated, subject, in the case of the Financial Statements referred to in the preceding clause (b), to standard year-end adjustments (which in the aggregate will not be material in amount) and the omission of footnotes. As of the Balance Sheet Date, neither the

Company nor MTN had any Material liability or obligation, whether accrued, absolute, fixed or contingent (including liabilities for Taxes) required by GAAP to be reflected on or reserved against on the Balance Sheet that were not fully reflected on or reserved against on the Balance Sheet. Any balance sheets, statements of operations and other financial statements delivered to Buyer with respect to the Company and/or MTN after the date of this Agreement until the Closing will be prepared on a basis and in a manner consistent with the Financial Statements, subject to standard year-end adjustments and the omission of footnotes.

     SECTION 3.7  Absence of Certain Changes or Events; Unusual Transactions
                  ----------------------------------------------------------

          (a) Since the Balance Sheet Date there has not been any event that has resulted or that could reasonably be expected to result in a Material Adverse Change to the Company or MTN, except as set forth in SCHEDULE 3.7(A).
                                                     ---------------

          (b) Since the Balance Sheet Date, except as disclosed in this Agreement or on SCHEDULE 3.7(B), neither the Company nor MTN has taken any of
                ---------------
the following actions:

               (i) encumbered, transferred, assigned, sold or otherwise disposed of any Assets or cancelled any debts or entitlements except, in each case, in the Ordinary Course of Business;

               (ii) incurred or assumed any obligation or Liability, except obligations and Liabilities incurred in the Ordinary Course of Business;

               (iii) paid any obligation or Liability (other than any Intercompany Indebtedness) other than obligations or Liabilities reflected on the Balance Sheet in the Ordinary Course of Business;

               (iv) entered into any material commitment or transaction other than in the Ordinary Course of Business;

               (v) directly or indirectly, declared or paid any dividends or declared or made any other payments or distributions on or in respect of any of its capital stock;

               (vi) made any material change in accounting procedures or practices other than changes required by GAAP;

               (vii) sold, assigned, transferred or granted any exclusive license with respect to any of the Intellectual Property; or

               (viii) authorized or otherwise become committed to do any of the foregoing.

     SECTION 3.8  Tax Matters.
                  -----------


          (a) Except as set forth on SCHEDULE 3.8(A), each Affiliated Group
                                     ---------------
including the Company or MTN has filed all income Tax Returns that it was required to file for each taxable period during which the Company and/or MTN was a member of the group. All such Tax Returns were correct and complete in all respects. Except as disclosed on SCHEDULE 3.8(A), all income Taxes owed by any
                                  ---------------
Affiliated Group (whether or not shown on any Tax Return) have been paid for each taxable period during which the Company and/or MTN was a member of the group. The Seller (or the Company) has established reserves that are reflected in the Financial Statements that are adequate for the payment by the Company and MTN of all Taxes not yet due and payable.

          (b) Neither the Seller nor any director or officer (or employee responsible for Tax matters) of the Seller, the Company or MTN has any Knowledge or reasonably expects that any authority will assess any additional income Taxes against any Affiliated Group for any taxable period during which the Company and/or MTN was a member of the group. There is no dispute or claim concerning any income Tax Liability of any Affiliated Group for any taxable period during which the Company and/or MTN was a member of the group either (A) claimed or raised by any authority in writing or (B) as to which the Seller and the directors and officers (and employees responsible for Tax matters) of the Seller, the Company or MTN has Knowledge based upon personal contact with any agent of such authority. Except as disclosed on SCHEDULE 3.8(B), no Affiliated
                                                 ---------------
Group has waived any statute of limitations in respect of any income Taxes or agreed to any extension of time with respect to an income Tax assessment or deficiency for any taxable period during which the Company and/or MTN was a member of the group. To the Knowledge of the Seller, no claim has ever been made by an authority in a jurisdiction where the Company or MTN does not file Tax Returns that the Company or MTN is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the Assets of the Company or MTN that arose in connection with any failure (or alleged failure) to pay any Tax.

          (c) Neither the Company nor MTN has any liability for the Taxes of any Person other than the Company and MTN (i) under Reg. (S)1.1502-6 (or any similar provision of state, local, or foreign law), (ii) as a transferee or successor,
(iii) by contract, or (iv) otherwise.

          (d) Neither the Company nor MTN has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code (or any comparable provision of state or foreign Tax laws). Neither the Company nor MTN has been or will be required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or Section 263A of the Code (or any comparable provision under state or foreign Tax laws) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

          (e) There is no agreement, plan, arrangement or other contract covering any employee or independent contractor or former employee or independent contractor of the Company or MTN, that considered individually or considered collectively with any other such contracts, will, or could reasonably be expected to give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G of the Code (or any comparable provision under state or foreign Tax laws). Neither the Company nor MTN is, nor has been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar contract.

          (f) The Company and MTN have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, former shareholder, foreign person, Seller or other third party.

          (g) Except as disclosed on SCHEDULE 3.8(G), no Tax Returns of the
                                     ---------------
Company or MTN have been audited or are currently the subject of audit. Seller has made available to Buyer correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies filed or assessed against or agreed to by the Company and MTN since December 31, 1996.

          (h) Neither the Company nor MTN has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

          (i) Each of the Company and MTN has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of the Code Section 6662.

     SECTION 3.9  Assets and Properties.
                  ---------------------

          (a) Except for leased assets, all the Assets are reflected in the Financial Statements. SCHEDULE 3.9(A) lists all of the Assets leased by the
                       ---------------
Company or MTN as of the date of this Agreement and the location of such Assets. Neither the Company nor MTN owns any interest in fee in any real property.

          (b) Except as set forth in the Financial Statements or as otherwise disclosed on SCHEDULE 3.9(B), the Company and MTN owns or leases all of its
             ---------------
Assets free and clear of all Encumbrances and has good title to (or, in the case of the Assets that are leased or licensed, valid leasehold interests or interests as a licensee in) all of its other Assets subject, in each case, only to (i) statutory or common law Encumbrances arising or incurred in the Ordinary Course of Business with respect to which the underlying objections are not delinquent or the validity of which is being contested in good faith by appropriate proceedings, (ii) Encumbrances for Taxes not yet delinquent or the validity of which is being contested in good faith by appropriate proceedings (which are listed on Schedule 3.9(b)), (iii) Encumbrances which constitute valid
                     ----------------
leases or subleases from the Company or MTN to third parties (which are listed on Schedule 3.9(b)), and (iv) Encumbrances and defects in title disclosed on
SCHEDULE 3.9(B) (the types of Liens described in the foregoing clauses
(i) through (iv) being referred to in this Agreement as "Permitted Encumbrances"). Except for the Permitted Encumbrances, all Encumbrances on the Assets will be removed on or before the Closing Date.

          (c) Except as set forth on SCHEDULE 3.9(C), the Assets constitute all material real, personal and mixed assets, rights and property, both tangible and intangible, which are being used by the Company and/or MTN in the conduct of its respective business, consistent with historical and current practices.

          (d) All of the tangible Assets, when used by the Company or MTN in the Ordinary Course of Business, consistent with industry standards, are in good working order, reasonable wear and tear excepted.

     SECTION 3.10  Contracts.
                   ---------

          (a) Except as set forth on SCHEDULE 3.10(A), each of the Company and
                                     ----------------
MTN is in Material compliance with each contract or agreement (including any lease) to which it is a party (collectively, the "Contracts"), and each such contract is in full force and effect, without default by the Company or MTN, as applicable, and, to the Knowledge of the Company and/or MTN, without any breach or default by any other party thereto. Except as set forth on SCHEDULE 3.10(A),
                                                               ----------------
no written notice has been received by the Company or MTN or, to the Company's or MTN's Knowledge, threatened regarding termination, suspension, material alteration or amendment of any of such contracts. Each such contract or agreement is a valid and binding obligation of the Company or MTN, as applicable, in accordance with its terms.

          (b) SCHEDULE 3.10(B) sets forth a description of (i) all contracts
              ----------------
entered into or commitments undertaken by the Company or MTN not in the Ordinary Course of Business, (ii) all leases and subleases to which the Company or MTN is a party that relate to real property, (iii) all others leases, agreements, contracts and commitments that involve the exchange of consideration of greater than $50,000; (iv) all employment contracts to which the Company or MTN is a party; and (v) all Contracts creating or imposing an Encumbrance or other Material liability on the business of the Company or MTN or on the Assets or which are otherwise Material to the Company or MTN. The Company has delivered or made available to Buyer true and correct copies of the contracts, commitments and agreements listed on SCHEDULE 3.10(B). Except as set forth in
                         ----------------
SCHEDULE 3.10(B) there are currently in effect no renegotiations of, or attempts
----------------
to renegotiate any amounts in excess of $50,000 paid or payable to the Company or MTN under current or completed contracts with any Person and no such Person has made written demand for such renegotiation. All consents of third parties that are required in order for the Contracts listed on SCHEDULE 3.10(B) to
                                                       ----------------
continue in effect according to their terms after the Closing are identified with specificity on SCHEDULE 3.5.
                    ------------

     SECTION 3.11  Litigation, Compliance with Applicable Laws and Permits.
                   -------------------------------------------------------

          (a) There is no outstanding Order against, nor, except as set forth on
SCHEDULE 3.11(A), is there any litigation, proceeding, arbitration or
----------------
investigation by any Governmental Authority or other Person, pending or, to the Knowledge of Seller, threatened against, the Company or MTN, its respective assets or the business of either the Company or MTN or relating to the transactions contemplated in this Agreement.

          (b) The Company, MTN and the Assets are not in violation of any applicable Material Legal Requirement. Neither Seller nor the Company nor MTN has received notice from any Governmental Authority or other Person of any violation or alleged violation of any Material Legal Requirement, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced or is pending or, to the Knowledge of Seller, threatened against the Company or MTN with respect to any such violation.

          (c) SCHEDULE 3.11(C) contains a complete and accurate list of each
              ----------------
Material license, contract, franchise, permit or other authorization issued, granted, given, or otherwise made available by or under any Governmental Authority that is held by the Company or MTN, or that otherwise relates to the business of, or to any of the assets owned or used by the Company or MTN.
Except as disclosed on SCHEDULE 3.11(C), the Company and MTN each possesses all
                       ----------------
authorizations, Permits, licenses and Orders required or necessary to conduct its business and operations in the manner in which such business and operations are currently being conducted. Each authorization and Permit of the Company and MTN is valid and effective and the Company and MTN are each in compliance with all terms, conditions and requirements of such authorizations and Permits.
SCHEDULE 3.11(C) contains a true and complete list of all Material Permits of
----------------
the Company and MTN associated with the business of each and the Assets.

     SECTION 3.12  Insurance.  The Assets and the conduct of the Business will
                   ---------
have been, in the reasonable judgment of the Seller, in light of the business of the Company and MTN, adequately insured by financially sound and reputable insurers for all periods prior to the Closing, and such insurance has been and currently is in full force and effect without any default thereunder. Seller and Buyer agree that Buyer will arrange for all insurance for the Company subsequent to the Closing. SCHEDULE 3.12 sets forth a list of all Material
                            -------------
insurance policies relating to the business, properties and employees of the Company and MTN currently in effect, copies of which have been made available to Buyer.

     SECTION 3.13  Employee Benefit Matters.  SCHEDULE 3.13 sets forth a list of
                   ------------------------   -------------
the Employee Benefit Plans to which the Company or MTN contributes or under which the Company or MTN makes payments, or pays benefits or under which the Company's or MTN's present and/or former employees or service providers are and/or were participants. Seller has furnished or made available to Buyer true, correct and complete copies of all the Employee Benefit Plans as amended as of the date hereof, together with all related documentation, including, but not limited to, all summary plan descriptions, IRS determination letters, Forms 5500 and related financial statements and schedules. Except as set forth on
SCHEDULE 3.13, all obligations regarding the Employee Benefit Plans have been
-------------
satisfied, there are no outstanding defaults or violations by any party to any Employee Benefit Plan and no Taxes, penalties, or fees are owing by or subject to imposition against the Company or MTN under or in respect of any of the Employee Benefit Plans. All contributions or premiums required to be paid by the Company or MTN under the terms of each Employee Benefit Plan or under applicable Legal Requirements have been made in a timely fashion in accordance with such Legal Requirements and the terms of the Employee Benefit Plans. Neither the Company nor MTN has any liability (other than liabilities accruing after the Closing Date) with respect to any of the Employee Benefit Plans. No commitments to improve or otherwise amend any Employee Benefit Plan have been made by the Company or MTN except as required by applicable Legal Requirements. All employee data necessary to administer each Employee Benefit Plan has been or will be provided by the Company and MTN to Buyer and is correct and complete as of the date of this Agreement and will be correct and complete as of the Closing. Seller shall be liable for all Employee Benefit Plans benefits accrued prior to the Closing Date by the employees of the

Company or MTN to the extent provided by such Employee Benefit Plans and in accordance with applicable law and shall be responsible for any liability arising under the Consolidated Omnibus Reconciliation Act of 1985, as amended, as a result of this transaction, and Buyer shall not be responsible for any contributions to the Employee Benefit Plans prior to the Closing Date.

     SECTION 3.14  Labor and Employment.  Except as described on SCHEDULE 3.14,
                   --------------------                          -------------
there are no material labor or employment controversies pending or, to the Knowledge of Seller or the Company, threatened against the Company or MTN. Except as set forth on SCHEDULE 3.14, there are no written contracts of
                       -------------
employment or contracts to provide services with any employees or contractors of the Company or MTN or any oral contracts for services between the Company or MTN and any Person under which any termination rights or payments will arise or be triggered as a result of the consummation of this Agreement. Except as set forth on SCHEDULE 3.14, no employee of the Company or MTN has an employment
         -------------
agreement with the Company or MTN, the terms of which provide for termination or severance pay in an amount exceeding six months salary of such employee.
Neither the Company nor MTN is a party to any collective bargaining agreement with any bargaining agent for employees of the Company or MTN, as applicable, which imposes any obligations on the Company or MTN, as applicable.

     SECTION 3.15  Employees.  SCHEDULE 3.15 sets forth a true and complete list
                   ---------   -------------
of all employees of the Company and MTN showing for each: name, current job title or description, original hire date and current salary level.
SCHEDULE 3.15 also shows the amount of bonuses, commissions and other
-------------
remuneration paid to such employees during the year ended December 31, 1998. Except as set forth on SCHEDULE 3.15, there are no existing contractual
                       -------------
arrangements with such employees or any obligation to pay any bonus or deferred compensation to any employee. SCHEDULE 3.15 also sets forth a true and complete
                              -------------
list of all employment agreements or other contractual arrangements with employees or consultants or advisors of the Company or MTN. To the Knowledge of the Seller, except as otherwise provided in this Agreement or on SCHEDULE 3.15,
                                                                 -------------
no executive employee and no group of employees or independent contractors of the Company or MTN has any plans to terminate his, her or its employment or relationship as an independent contractor with the Company or MTN.

     SECTION 3.16.  Environmental Matters.
                    ---------------------

          (a) As used in this Agreement, the term "Hazardous Material" shall mean: (i) any "hazardous substance" as now defined pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. (S) 9601(14); (ii) any "Pollutant or contaminant" as defined in 42 U.S.C. (S) 9601(33); (iii) any material now defined as "hazardous waste" pursuant to 40 C.F.R. Part 261; (iv) any petroleum, including crude oil and any fraction thereof; (v) natural or synthetic crude oil and any fraction thereof; (vi) natural or synthetic gas usable for fuel; (vii) any "hazardous chemical" as defined pursuant to 29 C.F.R. Part 1910; (viii) any asbestos, polychlorinated biphenyl ("PCB"), or isomer of dioxin, or any material or thing containing or composed of such substance or substances; (ix) any infectious organism or biological or medical waste, and (x) any other substance, regardless of physical form, that is subject to any Environmental Laws.

          (b) As used in this Agreement, the term "Environmental Laws" shall mean any statutes, regulations, requirements, orders, ordinances, rules of liability or standards of conduct of any foreign, federal, state, local government, or common law relating to the protection of human health, plant life, animal life, natural resources, the environment or property from the presence in the environment of any solid, liquid, gas, odor or any form of energy, from whatever source, including, without limitation, any emissions, discharges, releases, or threatened releases of Hazardous Material into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface or building structures), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, generation, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

          (c) There are no environmental conditions related to the real property or the business and other assets of the Company or MTN that could result in a Material Adverse Change with respect to the Company or MTN, including any such conditions relating to the use, treatment, storage, release or disposal of Hazardous Material.

          (d) Neither the Company nor MTN has manufactured, processed, distributed, used, treated, stored, disposed of, transported or handled any Hazardous Material, in a manner that could result in a Material Adverse Change with respect to the Company or MTN.

          (e) There is no ambient air, surface water, groundwater or land contamination within, under, originating from or relating to any real property interest or other location geologically or hydrologically connected to such properties owned, operated or controlled by the Company or MTN and none of such properties has been used for the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Material in a manner that could result in a Material Adverse Change with respect to the Company or MTN.

          (f) Neither the Company nor MTN has any obligation or liability, known or unknown, matured or not matured, absolute or contingent, assessed or unassessed, imposed or based upon any provision under any foreign, federal, state or local law, rule, or regulation or common law, or under any code, order, decree, judgment or injunction applicable to the Company or MTN, and neither the Company nor MTN has received any notice, or request for information issued, promulgated, approved or entered thereunder, or under the common law, or any tort, nuisance or absolute liability theory, relating to public health or safety, worker health or safety, or pollution, damage to or protection of the environment, including, without limitation, the Environmental Laws, where such obligation or liability could result in a Material Adverse Change with respect to the Company or MTN.

          (g) The Company and MTN each possesses and is in compliance in all Material respects with all permits, licenses, certificates, franchises and other authorizations relating to the Environmental Laws necessary to conduct its business or required by environmental regulations.

     SECTION 3.17  Intellectual Property.  Attached hereto as SCHEDULE 3.17 is a
                   ---------------------                      -------------
list of all Material Intellectual Property owned or used by the Company and/or MTN, including without limitation: (i) all copyrights held by the Company or MTN (including, copyright registrations and copyright registration applications); (ii) all trademarks, trademark registrations, trademark registration applications and trade names which the Company or MTN owns or uses; (iii) each material license agreement in respect of the Intellectual Property under which the Company or MTN is either licensor or licensee or is otherwise a party; and (iv) all U.S. and foreign patents, patent applications, utility models, inventor certificates, petit patents, and all invention disclosures owned or licensed by the Company or MTN. Except as set forth on SCHEDULE 3.17, the Company or MTN, as applicable, owns, or is licensed
         -------------
under valid licenses to use, all Intellectual Property used or held for use in the conduct of its business as currently conducted. Except as set forth in
SCHEDULE 3.17, neither the Company nor MTN, as applicable, is obligated to pay
-------------
any royalties, license fees or other amounts in excess of $25,000 per annum for or in connection with any individual item of such Intellectual Property. Except as set forth on SCHEDULE 3.17, neither the Company nor MTN has interfered with,
                -------------
infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of any other Person, and neither the Company nor MTN nor the employees with responsibility for Intellectual Property matters of the Company or MTN has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation or violation. To the Knowledge of the Company and MTN, no third party is violating or infringing upon the Company's or MTN's rights with respect to the Intellectual Property.

     SECTION 3.18  Brokers' Fees and Commissions.  Except for
                   -----------------------------
Bear, Stearns & Co., Inc., none of Seller, the Company, MTN or any of the Company's or MTN's directors, officers, partners, employees or agents, has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement, and none of Seller, the Company or MTN or Buyer will have any liability to any such Persons (other than Bear, Stearns & Co., Inc.) on account of any brokerage, finders or similar fee payable with respect to the transactions contemplated by this Agreement. The Seller will pay and discharge any amounts owing to Bear Stearns & Co., Inc. as a result of the transactions contemplated by this Agreement.

     SECTION 3.19  Indebtedness.  Neither the Company nor MTN has any
                   ------------
indebtedness except for the Permitted Liabilities. Neither the Company nor MTN will have any long-term indebtedness as of the Closing. The Company and MTN will on a consolidated basis have positive working capital as of the Closing.

     SECTION 3.20  Accounts Receivable.  The amounts reflected as accounts
                   -------------------
receivable on the Balance Sheet represent the accounts receivable of the Company and MTN as of such date, and such amounts were calculated consistently with the Company's and MTN's historical accounting practices. SCHEDULE 3.20 contains a
                                                      -------------
complete and accurate list of all accounts receivable of the Company and MTN as of the Balance Sheet Date, which list sets forth the aging of such accounts receivable. All accounts receivable reflected on the Balance Sheet represent sales actually made or services actually rendered in the Ordinary Course of Business or valid claims as to which full performance by the Company or MTN has been rendered. To the Knowledge of the Company, such accounts receivable are not subject to any defense or counterclaim. Such accounts receivable are good and collectible, except as otherwise indicated in SCHEDULE 3.20 and except as to
                                                  -------------
the extent of any reserves reflected in the Financial Statements. Each of the Company and MTN has good and marketable title to such accounts receivable free and clear of all Encumbrances.

     SECTION 3.21  Insolvency Proceedings.  Neither the Company, MTN nor the
                   ----------------------
Seller, nor any of the Assets, is the subject of any pending or, to the Knowledge of the Seller, threatened, insolvency proceedings of any character. None of the Company, MTN or the Seller has made an assignment for the benefit of creditors nor taken any action with a view to or that would constitute a valid basis for the institution of any such insolvency proceedings. None of the Company, MTN or the Seller is insolvent nor will become insolvent as a result of entering into this Agreement.

     SECTION 3.22  Absence of Undisclosed Liabilities.  Neither the Company nor
                   ----------------------------------
MTN has any Material liabilities, obligations, contingencies or commitments of any kind, whether absolute, accrued, asserted or unasserted, contingent or otherwise and whether mature or unmatured, that would have been required to be disclosed on the Balance Sheet, in accordance with GAAP, except liabilities, obligations, contingencies and commitments that are reflected or reserved against in the Balance Sheet, included in the Financial Statements or reflected in the notes thereto, or that were incurred after the Balance Sheet Date in the Ordinary Course of Business.

     SECTION 3.23  Books and Records.  The books of account and other records of
                   -----------------
the Company and MTN related to the operations of the Company and MTN are in all Material respects complete and correct and have been maintained in accordance with good business practices, including, but not limited to, the maintenance of a reasonable system of internal controls.

     SECTION 3.24  Suppliers and Customers.  SCHEDULE 3.24 sets forth a true and
                   -----------------------   -------------
complete list of (i) the ten (10) largest suppliers of products and services of the Company and MTN in terms of payments made by the Company and MTN to such suppliers during the fiscal year ending December 31, 1998 and the approximate total payments in dollars to each such vendor during such fiscal year and (ii) the ten (10) largest customers (by revenue dollar volume) of the Company and MTN during the fiscal year ending December 31, 1998 and the approximate total revenues in dollars from such customers during such fiscal year. Except as set forth on SCHEDULE 3.24, there are no Material outstanding disputes with any
         -------------
supplier or customer listed thereon and no Material supplier or customer listed thereon has refused to continue to do business with the Company and/or MTN or, to the Knowledge of the Seller, has stated its intention not to continue to do business with the Company or MTN.

     SECTION 3.25  Affiliate Transactions.  Except as set forth on
                   ----------------------
SCHEDULE 3.25, as of the Closing, no officer, director, former officer, former
-------------
director, stockholder, partner, employee, or Affiliate of the Seller, the Company or MTN, or individual related by marriage or adoption to such individual, will be a party to any agreement, contract, commitment, lease or transaction with the Company or MTN or will have any interest in any of the Assets or in any other property, real or personal or mixed, tangible or intangible, used in or pertaining to the business of the Company or MTN.

     SECTION 3.26  FCC Compliance.  SCHEDULE 3.11(C) lists all the FCC Licenses
                   --------------   ----------------
together with the expiration date and the holder thereof, and each of the Pending Applications. True, correct and complete copies of all such FCC Licenses have been made available to Buyer. The FCC Licenses are in effect for the term set forth therein and are held by Seller or MTN, as applicable. To the

Knowledge of Seller, the operation of the business of each of Seller and MTN is in compliance with all applicable Legal Requirements with respect to exposure to radio frequency radiation. No renewal of any FCC License, and no grant of any FCC Application, would constitute a major environmental action under the rules of the FCC. Seller is fully qualified to transfer control of the FCC Licenses and, to the extent required, execute and file the FCC Applications. Except as disclosed in SCHEDULE 3.11(C) and except with respect to any other matters that,
             ----------------
individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, neither Seller, the Company, nor MTN (i) has failed to comply with any FCC rule or policy or to obtain, maintain, or comply with any permit, license or other approval required under any FCC rule or policy, or (ii) has become subject to, received notice of, or has Knowledge of any basis for any Notice of Violation, Notice of Apparent Liability, Order of Forfeiture or Order to Show Cause that the FCC could issue.


     SECTION 3.27  Year 2000.  Seller has no Knowledge of any matter which would
                   ---------
prevent the Company and MTN from becoming Year 2000 Compliant on or before December 31, 1999. "Year 2000 Compliant" means as to the Company and/or MTN that all hardware, software or equipment Material to the business operations of the Company and/or MTN will be able accurately to process date data after January 1, 2000 in a manner that would not have a Material Adverse Effect on the Company or MTN. The Company and MTN have undertaken a Y2K compliance program and will continue with it up to the Closing.

     SECTION 3.28  Scope of Disclosure; Other Information.  Except for those
                   --------------------------------------
matters expressly set forth in this Agreement and any SCHEDULE to this
                                                      --------
Agreement, Seller does not make, and expressly disclaims, any representation or warranty as to the scope, accuracy or completeness of any understanding, communication, disclosure, documentation, information (financial or otherwise), reports or other materials furnished to Buyer whether prior to or following the date of this Agreement. Any budgets or financial projections provided to Buyer, whether from Seller, the Company or the Company's agents, attorneys or accountants, are uncertain and subject to numerous hypotheses and assumptions that may or may not occur, and therefore may not be relied upon by Buyer.



                           [Intentionally left blank]

                                  ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF BUYER


     Buyer represents and warrants to Seller as follows, as of the date of this
Agreement:

     SECTION 4.1  Organization and Qualification, etc.  Buyer is a corporation,
                  -----------------------------------
duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. Buyer is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would result in a Material Adverse Change to Buyer.

     SECTION 4.2  Authority Relative to Agreement.  Buyer has the full and
                  -------------------------------
absolute right, corporate power and authority and legal capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated on its part by this Agreement. The execution and delivery of this Agreement by Buyer and the consummation of the transactions contemplated on its part by this Agreement, have been duly authorized by its board of directors. No other approvals on the part of such board of directors, or any other Person, are necessary to authorize the execution, delivery and consummation of this Agreement. This Agreement has been duly executed and delivered by Buyer and, assuming the due authorization, execution and delivery of this Agreement by Seller, is a valid and binding agreement, enforceable against Buyer in accordance with its terms, except as such enforcement is subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally.

     SECTION 4.3  Non-Contravention.   The execution and delivery of this
                  -----------------
Agreement and the consummation by Buyer of the transactions contemplated by this Agreement will not (a) violate any provision of the articles of incorporation or by-laws (or other corporate or partnership governance documents) of Buyer or (b) violate, or result, with the giving of notice or the lapse of time or both, in a violation of, any provision of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the creation or imposition of any encumbrance upon any of the properties of Buyer, pursuant to any provision of any indenture, mortgage, deed of trust, lien, agreement, Permit, license or instrument or any arrangement to which Buyer is a party or by which any of its assets are bound or to which any of its assets are subject and do not and will not violate or conflict with any other material restriction of any kind or character to which Buyer is subject or by which any of its assets may be bound, or (c) violate in any material respect any Legal Requirement to which Buyer is subject.

     SECTION 4.4  Consents and Approvals.  Except as described in SCHEDULE 4.4,
                  ----------------------                          ------------
no filing or registration with, no notice to and no permit, authorization, consent or approval of any Governmental Authority or any Person is necessary for the consummation by Buyer of the transactions contemplated by this Agreement other than (a) requirements of federal and state securities laws, (b) the authorization of all applicable regulatory agencies necessary or desirable to consummate the transactions contemplated by this Agreement and (c) those consents and approvals already obtained as described on SCHEDULE 4.4. No vote of the shareholders or other equity owners
                ------------
of Buyer is required or necessary to approve or consummate the transactions contemplated by this Agreement.

     SECTION 4.5  Brokers.  All negotiations relative to this Agreement and the
                  -------
transactions contemplated by this Agreement have been carried out by Buyer directly with Seller, without the intervention of any Person on behalf of Buyer in such manner as to give rise to any valid claim by any Person against Buyer, the Seller, the Company or any other Person for a finder's fee, brokerage commission, or similar payment.

     SECTION 4.6  Securities Matters.
                  ------------------
          (a) Buyer is experienced in evaluating and investing in and purchasing companies such as the Company. Buyer has substantial experience in investing in and evaluating private placement transactions of securities in companies similar to the Company, and is capable of evaluating the risks and merits of its investment in the Company and has the capacity to protect its own interests.

          (b) Buyer is acquiring the Shares for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof, except in compliance with applicable securities laws, and Buyer has no present intention of selling or distributing the Shares except in compliance with applicable securities laws. Buyer understands that the Shares have not been registered under the Securities Act.

          (c) Buyer acknowledges that, because the Shares have not been registered under the Securities Act, the Shares that Buyer receives at the Closing must be held indefinitely unless subsequently registered under the Securities Act, or an exemption from such registration or trading in the Shares is available.

          (d) Buyer has had an opportunity to discuss in detail with Seller the Company's business, management and financial affairs and has reviewed all documents and records of the Company which Seller has provided in response to Buyer's request.

          (e) As of the Closing, Buyer will be an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

                                   ARTICLE V
                             PRE-CLOSING COVENANTS

          The parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

     SECTION 5.1  General.  Each of the parties will use its commercially
                  -------
reasonable efforts to take all actions necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including the satisfaction, but not the waiver, of the closing conditions set forth in Article VII) and the other agreements contemplated by this Agreement. Without limiting the foregoing, Seller will, and will cause the Company to, and Buyer will, give any notices, make any filings and obtain any consents, authorizations or approvals needed to consummate the transactions contemplated by this Agreement. Buyer and Seller will use commercially reasonable efforts to enter into all contracts and agreements that are described in Section 7.1.

     SECTION 5.2  Operation and Preservation of Business.  Without the prior
                  --------------------------------------
written consent of Buyer, Seller will not cause or permit the Company or MTN to:
(i) incur or permit any liability other than a Permitted Liability other than in the Ordinary Course of Business; (ii) dispose of any assets other than in the Ordinary Course of Business; (iii) engage in any other practice, or take any other action, outside its Ordinary Course of Business; (iv) make any payment or transfer to or for the benefit of Seller outside the Ordinary Course of Business; (v) make any dividend payments to Seller with respect to the Shares;
(vi) repay any Intercompany Indebtedness in such a manner as would result in the Intercompany Indebtedness as of the Closing being reduced below the Intercompany Indebtedness amount existing as of the Balance Sheet Date; (vii) pay any amount under any capital lease obligation other than regularly scheduled payments thereunder; (viii) take any action that would result in a breach of any representation or warranty of Seller; or (ix) sell or agree to sell or otherwise dispose of any of the Shares or the MTN Shares. In addition, the Seller shall cause each of the Company and MTN to conduct its business only in the Ordinary Course of Business with the intent of preserving the ongoing operations of the Company and MTN. Without limiting the generality of the foregoing:

          (a) The Seller shall cause each of the Company and MTN to use reasonable commercial efforts to: (i) retain the present employees of the Company and MTN in a manner consistent with past practices; and to renew the existing employment Contracts of such employees upon expiration thereof; (ii) preserve the present customers and business relations of the Company and MTN, and preserve the operations, organization and reputation of the Company and MTN intact, (iii) continue spending funds in accordance with presently established budget guidelines, and (iv) continue to conduct the financial operations of the Company and MTN, including credit and collection policies, with no less effort, in the same manner, and to the same extent, as in the prior conduct of the business of the Company and MTN.

          (b) The Sellers shall cause the Company and MTN to: (i) maintain the assets of the Company and MTN in their present condition (reasonable wear and tear in normal use excepted); (ii) remove, cure and correct prior to the Closing any violations under applicable laws that render (or if unremedied would render) inaccurate Sellers' and the Company's representations and warranties contained in this Agreement or in any certificate delivered by Sellers pursuant to this Agreement; (iii) maintain until the Closing its existing insurance coverage on its business and the Assets; (iv) perform all of its obligations under the Contracts, timely make all required payments under any Contract when due, and otherwise pay all liabilities and satisfy all obligations in accordance with past practice except in those cases where the Company or MTN has a bona fide dispute with the other party (in which case Seller shall promptly notify Buyer of such dispute and the relevant facts); and (v) maintain its books and records in the usual and ordinary manner, on a basis consistent with prior periods.

     SECTION 5.3  Full Access.  Seller will cause the Company and MTN to permit
                  -----------
Buyer and its agents to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company and MTN, to all, properties, personnel, books, records (including Tax records), contracts and documents of or pertaining to the Company and MTN.

     SECTION 5.4  Announcements.  Except as may be required by law, no party
                  -------------
will issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other party, not to be unreasonably withheld.

     SECTION 5.5  Confidentiality.  Buyer, Seller and the Company will keep, and
                  ---------------
will cause each of their employees, agents, attorneys, accountants and other advisors to keep, confidential the existence, terms and conditions of this Agreement and all communications and discussions between or among Buyer, Seller and the Company. Subject to Section 5.4, without the consent of Buyer and Seller, except as may be required by law (including disclosure requirements under applicable securities laws), none of Buyer, Seller or the Company will make any disclosure of the information described in this Section 5.5. Nothing contained in this Agreement will be construed to prohibit any party from disclosing the information described in this Section 5.5 or any Confidential Information in connection with the institution or defense of any claim pursuant to this Agreement or other claims which may be the subject of judicial proceedings.

     SECTION 5.6  Consents and Approvals.  The parties will cooperate with one
                  ----------------------
another and use all commercially reasonable efforts to prepare all necessary documentation to effect promptly all necessary filings and to obtain all necessary Permits, consents, approvals, orders and authorizations of, or any exemptions by, all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement. Specifically, Buyer and, to the extent necessary, Seller shall, within two (2) days of the date hereof, file applications with the FCC requesting consent to the change of control of the entities holding the FCC Licenses (the "FCC Applications").
Buyer and Seller agree to take all steps necessary to prosecute the FCC Applications and to submit any additional information required by the FCC. In addition, within ten (10) days of the date hereof, Buyer and Seller shall each file all necessary applications to obtain approval under the HSR Act. Each party will keep the other party apprised of the status of any inquiries made of such party by any Governmental Authority or members of their respective staffs with respect to this Agreement or the transactions contemplated by this Agreement. The Seller and the Company will use their reasonable commercial efforts to obtain all necessary third party consents under the Contracts identified in SCHEDULE 3.10(B).
              ----------------

     SECTION 5.7  MTN Minority Shares.  The Seller will cause the Company to use
                  -------------------
reasonable commercial efforts to acquire the 57,820 shares of MTN stock (the "MTN Minority Shares") held by minority stockholders (the "MTN Minority Stockholders") prior to the Closing Date. If the Company has not acquired all of such minority shares by the time of the Closing, at the Closing the

Purchase Price will be reduced by Four and 33/100 Dollars ($4.33) for each such share not owned by the Company (up to a maximum Purchase Price Reduction of $250,000).

     SECTION 5.8  Solicitation.  Until the earlier of the Closing or the
                  ------------
termination of this Agreement in accordance with Article IX, Seller and the Company shall not, directly or indirectly, enter into or pursue any discussions with, provide information to, or enter into any agreement with, any other Person relating to the direct or indirect disposition of any Shares, any shares of MTN or the Assets (other than in the Ordinary Course of Business with respect to the Assets only).

     SECTION 5.9  Pre-Closing Audit.  Buyer shall have the right, at its sole
                  -----------------
expense, at any time after the date hereof and prior to the Closing Date, to audit the Financial Statements and the updated financials, which the Company agrees to provide to Buyer on a monthly basis prior to the Closing Date, for the purpose of verifying the accuracy and completeness thereof (the "Pre-Closing Audit"). In connection with such audit, Buyer shall be entitled to use an accounting firm of its own choosing, and Seller and the Company agree to cooperate with Buyer and provide Buyer with all information it reasonably requests in connection with any such audit.

     SECTION 5.10  Adverse Developments.  Seller shall promptly notify Buyer of
                   --------------------
any Material Adverse Change with respect to the Company and/or MTN. At Buyer's request, Seller shall keep Buyer informed of all material operational matters and business developments with respect to the business and the markets of the Company and MTN, including, without limitation, any competitive changes.

     SECTION 5.11  Updated Schedules.  Not less than two (2) days before the
                   -----------------
date scheduled for the Closing, Seller shall deliver to Buyer a list of any changes to the Schedules to this Agreement which are necessary to reflect any changes to such Schedules since they were originally provided to Buyer.

     SECTION 5.12  Liens.  No earlier than fifteen (15) days prior to the
                   -----
Closing Date, Seller will, at the request of Buyer, provide Buyer with sufficient information for Buyer to perform or have performed a lien search in the offices of the Secretary of State in each state where (i) the Company and/or MTN is organized, (ii) the Company and/or MTN is qualified or registered to do business and (iii) the Assets are located and in the appropriate local records of those jurisdictions where such Assets are located. At the request of Buyer, Seller will cooperate with Buyer to obtain such information and will provide Buyer with all information reasonably required in connection therewith.

     SECTION 5.13  Potential Seller's Breach.  Seller and the Company will
                   -------------------------
promptly notify Buyer of the occurrence of any event, or the existence of any fact, of which Seller or the Company becomes aware that is not permitted by this Agreement and which results in the inaccuracy, in any material respect, of any representation or warranty of Seller or the Company in this Agreement as of any time prior to the Closing, and each of Seller and the Company will use its reasonable best efforts to cure any such matter.

     SECTION 5.14  Cooperation in Preparing Audited Financial Statements.
                   -----------------------------------------------------
Seller and the Company shall each cooperate and use its reasonable business efforts to cause its independent accountants for the Company and MTN to cooperate with Buyer (at Buyer's expense) and Buyer's independent accountants, in order to enable Buyer, at its cost and expense, to have its independent accountants prepare consolidated audited Financial Statements for the Company and MTN. Without limiting the generality of the foregoing, the Company and Seller agree that they will (i) consent to the use of such audited Financial Statements in any registration, proxy or information statement or other document filed by Buyer or any of its Affiliates under the Securities Act or the Securities Exchange Act of 1934, and (ii) execute and deliver, and cause their respective officers to execute and deliver, such "representation" letters as are customarily delivered in connection with audits and as Buyer's independent accountants may reasonably request under the circumstances.

                                  ARTICLE VI
                            POST-CLOSING COVENANTS

     The parties agree as follows with respect to the period following the Closing.

     SECTION 6.1  Further Assurances.  In case at any time after the Closing any
                  ------------------
further action is necessary or desirable to carry out the purposes of this Agreement, each party will take such commercially reasonable further action (including the execution and delivery of such further instruments and documents) as the other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article VIII).

     SECTION 6.2  Cooperation.  In the event and for so long as any party
                  -----------
actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand commenced or made by a third party in connection with (a) any transactions contemplated by this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving any of the Assets or the Company's or MTN's business, the other parties will cooperate with such party and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Article VIII). This Section 6.2 will not be applicable to disputes between the parties under this Agreement.

     SECTION 6.3  Confidentiality.  Buyer will treat and hold as confidential
                  ---------------
all Confidential Information concerning Seller, refrain from using any such Confidential Information and deliver promptly to Seller or destroy, at the request of Seller, all such Confidential Information in its possession. Seller will treat and hold as confidential all Confidential Information concerning Buyer, the Company and MTN, refrain from using any such Confidential Information and deliver promptly to Buyer or destroy, at the request and option of Buyer, all of such Confidential Information in its possession.

     SECTION 6.4  Taxes.
                  -----

          (a) Seller and the Company will cause to be prepared and filed on a timely basis, all Tax Returns for the Company and MTN for any period which ends on or before the Closing Date and for which Tax Returns have not been filed as of such date. Buyer will cause to be prepared and filed on a timely basis, all Tax Returns of the Company and MTN for periods ending after the Closing Date. Seller, the Company and Buyer will cooperate fully with each other on a commercially reasonable basis and make available to each other on a commercially reasonable basis and in a timely fashion such data and other information as may reasonably be required for the preparation of any Tax Return of the Company and/or MTN for a period ending on, prior to or after and including the Closing Date and will preserve such data and other information until the expiration of any applicable limitation period under any applicable law with respect to Taxes.

          (b) Seller will include the income of the Company and MTN (including any deferred income triggered into income by Treasury Regulation Section 1.1502-13 and analogous provisions of state, foreign and local income Tax laws and any excess loss accounts taken into account under Treasury Regulation Section 1.1502-19 and analogous provisions of state, foreign and local income Tax laws) on the Seller's consolidated income Tax Returns for all periods through the Closing Date and pay any income Taxes attributable to such income. The Company and MTN will furnish Tax information to Seller for inclusion in Seller's federal consolidated income Tax Return for the period which includes the Closing Date in accordance with the Company's past custom and practice. The income of the Company and MTN will be apportioned to the period up to and including the Closing Date and the period after the Closing Date by closing the books of the Company and MTN as of the end of the Closing Date, and Seller will file all Tax Returns related thereto and pay any and all Taxes resulting therefrom.

          (c) Seller will allow the Company and its counsel to participate at its own expense in any audits of Seller's consolidated federal income Tax Returns for any period prior to the Closing to the extent that such returns relate to the Company and MTN, provided that Seller shall control the responses to and settlement of any such audits. Seller will not settle any issue arising in any such audit in a manner which would adversely affect Taxes of the Company and/or MTN after the Closing Date without notifying Buyer of such issue and allowing Buyer to participate in the settlement of such issue.

          SECTION 6.5 Employee Benefit Issues.  Buyer shall (i) as of the
                      -----------------------
Closing retain all of the Company's employees and permit the Company's employees who become Buyer's employees (the "Hired Employees") and the Hired Employees' dependents to participate in its employee benefit plans to the same extent as Buyer's similarly situated employees and their dependents; (ii) give each Hired Employee credit for his or her past service with the Company for purposes of eligibility to participate under its employee benefit and other plans (without limitation of the foregoing, Buyer shall retain and continue the current vesting schedule with respect to matching contributions made by the Company for the benefit of such Hired Employees prior to the Closing under the current 401(k) plans); (iii) not subject any Hired Employee to any limitations on benefits for pre-existing conditions under its employee benefit plans, including any group health and disability plans; (iv) credit each Hired Employee with the amount of vacation time accrued by him or her with the

Company on or before the Closing Date; (v) credit each Hired Employee with up to five days of accrued but unused sick time; and (vi) credit each Hired Employee under any group health plan for any deductible amounts previously met by such Hired Employee as of the date of termination of his or her employment under any of the Company's group health plans (provided that, at Buyer's written request, sufficient verification is provided to Buyer as to the deductible amounts paid by the Hired Employees under the Company's group health plans).

     SECTION 6.6  Access; Cooperation.  From and after the Closing, Seller will
                  -------------------
provide Buyer, its counsel, accountants and other representatives with reasonable access to the officers, agents and accountants (including, where necessary and appropriate, the active services of such accountants) of Seller, the Company and MTN (at Buyer's sole expense), and to the written records and working papers prepared by such parties with respect to matters relating to the business and finances of the Company and MTN and shall reasonably cooperate with Buyer in its preparation of financial reports and filings with respect to the Company and MTN, including, without limitation, balance sheets for the two most recently ended fiscal years and statement of operations and cash flow for the three most recently ended fiscal years.

     SECTION 6.7  MTN Minority Stockholders.  Seller and the Company agree to
                  -------------------------
indemnify and hold harmless Buyer from any and all Adverse Consequences suffered by Buyer as a result of any claim by the MTN Minority Stockholders related to the fairness of the consideration received by them for the MTN Minority Shares.

                                  ARTICLE VII
                             CONDITIONS TO CLOSING

     SECTION 7.1  Conditions to Obligation of Buyer.  The obligation of Buyer to
                  ---------------------------------
consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions:

          (a) Seller's and the Company's representations and warranties shall be true, correct and complete in all material respects at and as of the Closing Date and the Closing;

          (b) Seller and the Company shall have performed and complied in all material respects with all of its respective covenants hereunder required to be performed or complied with through the Closing;

          (c) Seller and the Company shall have given all notices and procured all of the material third-party consents, authorizations and approvals (including the FCC Consent and all other consents, authorizations and approvals by Governmental Authorities and those listed in SCHEDULE 3.5) required to
                                                ------------
consummate the transactions contemplated by this Agreement and shall have obtained releases of any and all Encumbrances on the Assets (except for Permitted Encumbrances and Encumbrances reflected in the Financial Statements or
SCHEDULE 3.9(B)) all in form and substance reasonably satisfactory to Buyer;
----------------

          (d) no action, suit or proceeding shall be pending or threatened that involves any Governmental Authority as a party and wherein an unfavorable Order would, and no injunction shall be in effect that would, (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect adversely the right of Buyer to own the Shares or the shares of MTN owned by Seller at Closing (indirectly through ownership of the Shares) or conduct the Company's or MTN's business, and no such Order shall be in effect;

          (e) no Material Adverse Change with respect to the Company or MTN shall have occurred during the period between the date of this Agreement and the Closing, including, without limitation, any Material change in the Assets or the condition thereof;

          (f) Seller shall have delivered to Buyer a certificate to the effect that each of the conditions specified above in Sections 7.1(a) through (e) is satisfied in all respects; Seller shall have also delivered to Buyer (i) good standing certificates for each of the Company and MTN showing its good standing in its jurisdiction of organization dated within ten (10) days of the Closing Date; (ii) copies of certified resolutions of the Seller's and the Company's board of directors and shareholders approving the transaction; and (iii) copies of the current Certificate of Incorporation and Bylaws of the Company and MTN;

          (g) Buyer shall have received the resignations, effective as of the Closing, of each director and officer of the Company;

          (h) Stock certificates representing the Shares, duly endorsed in blank or accompanied by stock transfers duly executed in blank, and certificates representing the shares of MTN owned by the Company at Closing shall have been delivered by Seller to Buyer;

          (i) Seller shall have delivered to Buyer a duly executed agreement in the form set forth on SCHEDULE 7.1(I);
                      ---------------

          (j) Seller shall have delivered to Buyer a duly executed agreement in the form set forth on SCHEDULE 7.1(J) pursuant to which ICG Communications, Inc.
                      ---------------
stands behind the obligations of Seller under this Agreement, including an indemnification unlimited in time and amount as to the obligations of Seller under Section 2.6(b);

          (k) Seller shall have, at its option, either (i) caused all existing unvested stock options to purchase shares of Common Stock of ICG Communications, Inc. held by employees of the Company to have fully vested in accordance with the terms of the stock options plans pursuant to which such options are outstanding or (ii) agreed to pay to the employees of the Company holding such unvested options promptly after the Closing Date an aggregate amount equal to the difference in the exercise price of such unvested options and the closing price of the Common Stock of ICG Communications, Inc. as of the Closing Date;

          (l) Seller shall have obtained all necessary consents to assignment of the Contracts listed on SCHEDULE 3.5;
                        ------------

          (m) Counsel for the Seller and the Company shall have delivered opinions in the form set forth on SCHEDULE 7.1(M);
                                  ---------------

          (n) All Intercompany Indebtedness shall have been retired and no Intercompany Indebtedness shall exist as of the Closing;

          (o) The Pre-Closing Audit shall not have demonstrated the inaccuracy, in any material respect, of any of the representations and warranties made by the Seller and the Company to the Buyer in this Agreement;

          (p) The changes to the Schedules delivered to Buyer by Seller pursuant to Section 5.11 shall not have, in any material respect, changed in a manner adverse to the Buyer any of the representations and warranties made by the Seller and the Company to the Buyer in this Agreement;

          (q) Seller and the Company shall have delivered and caused MTN to deliver, to Buyer such other instruments, certificates and documents as are reasonably requested by Buyer in order to consummate the transactions contemplated by this Agreement, all in form and substance reasonably satisfactory to Buyer; and

          (r) All agreements and understandings between Seller and the Company entered into prior to the Closing other than those pursuant to or contemplated by the terms of this Agreement shall be terminated, and all claims of the Company and MTN against Seller and its Affiliates and by Seller and its Affiliates against the Company and MTN arising prior to Closing shall be released, such termination and release to be in the form set forth on
SCHEDULE 7.1(R).
---------------

Buyer, in its sole discretion, may waive any condition specified in this Section
7.1 at or prior to the Closing.

     SECTION 7.2  Conditions to Obligation of Seller.  The obligation of Seller
                  ----------------------------------
to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions:

          (a) Buyer's representations and warranties shall be correct and complete in all material respects at and as of the Closing Date and the Closing;

          (b) Buyer shall have performed and complied in all material respects with all of its covenants hereunder required to be performed or complied with through the Closing;

          (c) Buyer shall have delivered to Seller a certificate to the effect that each of the conditions specified above in Sections 7.2(a) and (b) is satisfied in all respects;

          (d) Buyer shall have paid and delivered the amounts to be delivered pursuant to Section 2.2;

          (e) no action, suit or proceeding shall be pending or threatened that involves any Governmental Authority as a party and wherein an unfavorable Order would, and no injunction shall be in effect that would, (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such Order shall be in effect and all necessary consents, authorizations and approvals by Governmental Authorities shall have been obtained;

          (f) Buyer shall have delivered to Seller an agreement in the form set forth on SCHEDULE 7.2(G) pursuant to which American Tower Corporation stands
         ---------------
behind the obligations of Buyer under this Agreement; and

          (g) Buyer shall have delivered to Seller such other documents as are reasonably requested by Seller in order to consummate the transactions contemplated by this Agreement, all in form and substance reasonably satisfactory to Seller.

Seller, in its sole discretion, may waive any condition specified in this
Section 7.2 at or prior to the Closing.

                                 ARTICLE VIII
                    REMEDIES FOR BREACHES OF THIS AGREEMENT

     SECTION 8.1  Indemnification Provisions for Benefit of Buyer.  If this
                  -----------------------------------------------
Agreement is not terminated prior to the Closing in accordance with Article IX, and Seller or the Company breaches (a) any of its representations or warranties contained herein, and Buyer gives notice thereof to Seller within the applicable Survival Period or (b) any covenants or agreements of Seller or the Company contained herein and Buyer gives notice thereof to Seller, then, subject to
Section 8.6, Seller will indemnify and hold harmless Buyer, its officers, directors, shareholders, partners, members, agents, employees, affiliates, successors and assigns (collectively the "Buyer Indemnitees") from and against any Adverse Consequences the Buyer Indemnitees suffer as a proximate result of any of the foregoing regardless of whether the Adverse Consequences are suffered during or after any applicable Survival Period.

     SECTION 8.2  Indemnification Provisions for Benefit of Seller.  If this
                  ------------------------------------------------
Agreement is not terminated prior to the Closing in accordance with Article IX, and Buyer breaches (a) any of its representations or warranties contained herein, and Seller gives notice of a claim for indemnification against Buyer within the applicable Survival Period, or (b) Buyer breaches any of its covenants or agreements contained herein and Seller gives notice thereof to Buyer, then, subject to Section 8.6, Buyer will indemnify and hold harmless Seller, its officers, directors, shareholders, partners, members, agents, employees, affiliates, successors and assigns (collectively the "Seller Indemnitees") from and against any Adverse Consequences the Seller Indemnitees suffer as a proximate result of the breach or alleged breach, regardless of whether the Adverse Consequences are suffered during or after the applicable Survival Period.

     SECTION 8.3  Matters Involving Third Parties.
                  -------------------------------

          (a) If any Person not a party to this Agreement (including, without limitation, any Governmental Authority) notifies any party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other party (the "Indemnifying Party"), then the Indemnified Party will notify each Indemnifying Party thereof in writing within 15 days after receiving such notice. No delay on the part of the Indemnified Party in notifying any Indemnifying Party will relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced by such delay.

          (b) Any Indemnifying Party will have the right, at its sole cost and expense, to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 10 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against any Adverse Consequences for which the Indemnified Party is entitled to indemnification, (ii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, and (iii) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently. At any time that the Indemnifying Party is entitled to conduct the defense of the Third Party Claim in accordance with this Section 8.3(b), the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim. In the event any of the conditions in
Section 8.3(b) is or becomes unsatisfied, the Indemnified Party may defend against the Third Party Claim so long as the Indemnified Party conducts the defense of the Third Party Claim actively and diligently.

          (c) At any time that a party is defending a Third Party Claim, no party will consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without obtaining (A) an entry of dismissal, with prejudice, (B) the full and unconditional release of the other parties from all liability in respect of such Third Party Claim and (C) the prior written consent of the other parties (not to be unreasonably withheld). The Buyer Indemnitees shall not be required to refrain from paying any claim that has matured by a court judgment or decree, unless an appeal is duly taken therefrom and execution thereof has been stayed, nor shall the Buyer Indemnitees be required to refrain from paying any claim where the delay in paying such claim would result in the foreclosure of a lien upon any of the property or Assets then held by the Buyer Indemnitees.

          (d) If the Indemnified Party has the right to and is in fact defending the Third Party Claim, the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and the Indemnifying Party will remain responsible for any Adverse Consequences for which the Indemnified Party is entitled to indemnification.

     SECTION 8.4  Survival.  The representations and warranties made in this
                  --------
Agreement or in any certificate, agreement or other document delivered pursuant to this Agreement or in connection with this Agreement will survive the Closing Date for a period of two (2) years from the Closing Date, except that (a) the representations and warranties of Seller set forth in the second sentence of
Section 3.2 will survive the Closing Date indefinitely, (b) the representations, warranties and covenants of Seller in Sections 2.6 and 3.8 will survive until the date that is 90 days after the date that relevant Governmental Authorities shall no longer be entitled to assess liability for Taxes for any current or prior Tax period, and (c) the representations and warranties set forth in
Section 3.16 will survive the Closing Date for a period of three (3) years from the Closing Date. No party will have any obligation to indemnify any Person pursuant to this Agreement with respect to any breach of a representation or warranty unless a specific claim has been validly made under this Agreement on or prior to the expiration of the applicable Survival Period set forth above. The covenants and agreements of Seller and Buyer made in Article VI, and the provisions of Articles VIII and X will survive the Closing Date indefinitely, except as otherwise specifically provided herein.

     SECTION 8.5  Limitations.
                  -----------

          (a) If the Closing occurs, the indemnification provisions of this
Article VIII will constitute the exclusive remedy by any party against any other party arising by virtue of a breach of any agreement, representation, warranty, or covenant under this Agreement. If the Closing does not occur, the remedies set forth in Section 9.2 will be the exclusive remedies of the parties for a breach of any agreement, representation, warranty or covenant under this Agreement.

          (b) Notwithstanding any provision in this Agreement to the contrary and excluding each party's indemnification obligations for Third Party Claims, in no event will Buyer, on the one hand, or Seller, on the other hand, be liable to the other for amounts attributable to consequential, special, speculative or punitive damages.

     SECTION 8.6  Basket and Ceiling.
                  ------------------

          (a) Excluding any Adverse Consequences suffered by Buyer as a result of Seller's and/or the Company's breach of the representations, warranties or covenants set forth in Sections 2.6, 3.8 or 6.4, neither Buyer nor Seller nor the Company will be entitled to indemnification from the other party under this Agreement unless and until, and then solely to the extent that, the aggregate amount of Adverse Consequences that the indemnified party would otherwise be entitled to assert under this Agreement exceeds Five Hundred Thousand Dollars ($500,000) (the "Basket Amount"). When the aggregate amount of such Adverse Consequences exceeds the Basket Amount, the indemnified party will be entitled to indemnification under Section 8.1, Section 8.2 or Section 8.3, as applicable, for all Adverse Consequences in excess of the Basket Amount up to the Ceiling Amount (as defined below).

          (b) Subject to Section 8.6(a), Seller and the Company will be required to indemnify Buyer under this Agreement for all Adverse Consequences suffered as a result of the breach of any of the representations, warranties or covenants set forth in Article III or elsewhere in this Agreement, other than the representations, warranties or covenants of Seller and/or the Company set forth in any of Sections 2.6, 3.2, 3.8, 3.16 and 6.4, only in an amount, in the aggregate for all or any of such breaches, not to exceed Twenty-Five Million Dollars ($25,000,000) (the "Ceiling Amount").

          (c) Subject to Section 8.6(a) (but not subject to the Ceiling Amount), Seller and the Company will be required to indemnify Buyer under this Agreement for all Adverse Consequences suffered as a result of one or more breaches of the representations, warranties and covenants set forth in Sections 2.6, 3.2, 3.8,
3.16 and 6.4 in an amount, in the aggregate for all or any of such breaches, not to exceed the Purchase Price.

          (d) Subject to Section 8.6(a), Buyer will be required to indemnify Seller under this Agreement for all Adverse Consequences suffered as a result of one or more breaches of the representations, warranties, covenants or agreements set forth in this Agreement only in an amount, in the aggregate for all or any of such breaches, not to exceed the Ceiling Amount.

                                  ARTICLE IX
                                  TERMINATION

     SECTION 9.1  Termination of Agreement.  The parties may terminate this
                  ------------------------
Agreement as provided in this Section 9.1:

          (a) Buyer and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (b) Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing (i) in the event Seller has breached any agreement, representation, warranty or covenant contained in this Agreement in any material respect, Buyer has notified Seller of the breach, and the breach has not been cured within 30 days after the notice of breach (unless the breach by Seller has resulted primarily from Buyer breaching any representation, warranty or covenant contained in this Agreement in any material way); or (ii) if the Closing has not occurred on or before 120 days (or 180 days in the case of a condition precedent relating to the FCC Consent) following the date of this Agreement because of the failure of any condition precedent to Buyer's obligations to consummate the Closing; or

          (c) Seller may terminate this Agreement by Seller giving written notice to Buyer at any time prior to the Closing (i) if Buyer has breached any agreement, representation, warranty or covenant contained in this Agreement in any material respect, Seller has notified Buyer of the breach, and the breach has not been cured within 30 days after the notice of breach (unless breach by Buyer has resulted primarily from Seller breaching any agreement, representation, warranty or covenant contained in this Agreement in any material way) or (ii) if the Closing has not occurred on or before 120 days (or 180 days in the case of a condition precedent relating to the FCC Consent) following the date of this Agreement because of the failure of any condition precedent to Seller's obligations to consummate the Closing.

     SECTION 9.2  Effect of Termination.
                  ---------------------

          (a) In the event this Agreement is terminated by a party pursuant to
Section 9.1(b)(i) or (c)(i), Buyer and Seller will be entitled to the following remedies which remedies will constitute the sole and exclusive remedies of Buyer and Seller, as the case may be:

               (i) If Buyer terminates this Agreement under Section 9.1(b)(i), Buyer shall be entitled to pursue any and all remedies available to it at law or in equity, including without limitation the remedy of specific performance (subject to Section 8.6).

               (ii) If Seller terminates this Agreement under Section 9.1(c)(i), Seller may elect either (A) to retain the Escrow Deposit as liquidated damages or (B) to pursue any and all remedies available to it at law or in equity, including without limitation the remedy of specific performance (subject to Section 8.6).

          (b) The provisions of Article VIII, this Section 9.2, Section 9.3 and
Article X will survive the termination of this Agreement under this Article IX.

     SECTION 9.3  Confidentiality.  If this Agreement is terminated, each party
                  ---------------
will treat and hold as confidential all Confidential Information concerning the other parties which it acquired from such other parties in connection with this Agreement and the transactions contemplated by this Agreement, and upon the request of Buyer or Seller, as applicable, Buyer, Seller and the Company will return to the other all such Confidential Information within its possession.

                                   ARTICLE X
                                 MISCELLANEOUS

     SECTION 10.1  No Third-Party Beneficiaries.  This Agreement will not confer
                   ----------------------------
any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

     SECTION 10.2  Entire Agreement.  This Agreement (including the SCHEDULES
                   ----------------                                 ---------
and documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

     SECTION 10.3  Succession and Assignment.  This Agreement will be binding
                   -------------------------
upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign this Agreement or any of his or her rights, interests or obligations hereunder without the prior written approval of the other party; provided, however, that Seller or Buyer may assign to an Affiliate, by prior written notice to the other party as permitted by law, its rights under this

Agreement, but not its obligations, including, in the case of Buyer, its obligation to pay the Purchase Price.

     SECTION 10.4  Counterparts. This Agreement may be executed in any number of
                   ------------
counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument. The execution of a counterpart of the signature page to this Agreement will be deemed the execution of a counterpart of this Agreement. The delivery of this Agreement may be made by facsimile, and facsimile signatures shall be treated as original signatures for all applicable purposes.

     SECTION 10.5  Headings, Terms.  The section headings contained in this
                   ---------------
Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. All pronouns (and any variation) will be deemed to refer to the masculine, feminine or neuter, as the identity of the Person may require. The singular or plural includes the other, as the context requires or permits. The word include (and any variation) means including without limitation and is used in an illustrative sense rather than a limiting sense. The word day means a calendar day. All references to "Dollars" or "$" are to United States dollars.

     SECTION 10.6  Notices.  All notices, requests, demands, claims, and other
                   -------
communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, or by courier, telecopy or facsimile, and addressed to the intended recipient as set forth below:

          If to Seller:

               c/o ICG Holdings, Inc.
               161 Inverness Drive West
               Englewood, Colorado 80112
               Attn:  H. Don Teague
               Executive Vice President
               Telecopy: (303) 414-8839

          If to Buyer to:

               ATC Teleports, Inc.
               116 Huntington Avenue
               Boston, Massachusetts  02116
               Attn:  Michael Milsom
               Telecopy:  617-375-7575
          with a copy to:

               Cooley Godward, LLP
               2002 Edmund Halley Drive, Suite 300
               Reston, Virginia 20191-3436
               Attn:  Joseph W. Conroy

Notices will be deemed given four days after mailing if sent by certified mail, when delivered if sent by courier, and upon receipt of confirmation by person or machine if sent by telecopy or facsimile transmission. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

     SECTION 10.7  Governing Law.  This Agreement will be governed by and
                   -------------
construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     SECTION 10.8  Amendments and Waivers.  No amendment of any provision of
                   ----------------------
this Agreement shall be valid unless the same is in writing and signed by Buyer and Seller. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence, and no waiver will be effective unless set forth in writing and signed by the party against whom such waiver is asserted.

     SECTION 10.9  Severability. Any term or provision of this Agreement that is
                   ------------
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     SECTION 10.10  Expenses.  Buyer shall bear its own costs and expenses
                    --------
incurred either before or after the date of this Agreement in connection with this Agreement or the transactions contemplated by this Agreement, and (b) Seller will bear all costs and expenses incurred by it before or after the date of this Agreement in each case in connection with this Agreement or the transactions contemplated by this Agreement. The parties will share equally all filing fees payable to any Governmental Authority in connection with this Agreement and the transactions contemplated herein.

     SECTION 10.11  Construction.  The parties have participated jointly in the
                    ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties intend that each representation, warranty and covenant contained herein will have independent significance. If any party breaches any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

     SECTION 10.12 Incorporation of Schedules.  The SCHEDULES identified in this
                   --------------------------       ---------
Agreement are incorporated herein by reference and made a part hereof.

     SECTION 10.13  Attorneys' Fees.  If any party initiates any litigation
                    ---------------
against any other party involving this Agreement, the prevailing party in such action shall be entitled to receive reimbursement from the other party for all reasonable attorneys' fees and other costs and expenses incurred by the prevailing party in respect of that litigation, including any appeal, and such reimbursement may be included in the judgment or final order issued in that proceeding.

     SECTION 10.14  Counsel.  Each party has been represented by its own counsel
                    -------
in connection with the negotiation and preparation of this Agreement and, consequently, each party hereby waives the application of any rule of law that would otherwise be applicable in connection with the interpretation of this Agreement, including, but not limited to, any rule of law to the effect that any provision of this Agreement shall be interpreted or construed against the party whose counsel drafted that provision.

     SECTION 10.15  Time of the Essence.  Time is of the essence with respect to
                    -------------------
every provision of this Agreement.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              BUYER:

                              ATC TELEPORTS, INC.


                              By:    /s/ MICHAEL B. MILSOM
                                     ---------------------
                              Name:  Michael B. Milsom
                                     ----------------
                              Title: Vice President
                                     ----------------


                              SELLER:

                              ICG HOLDINGS, INC.


                              By:    /s/ DON TEAGUE
                                     --------------
                              Name:  Don Teague
                                     ----------
                              Title: Executive Vice President
                                     ------------------------

                              THE COMPANY:

                              ICG SATELLITE SERVICES, INC.


                              By:    /s/ DON TEAGUE
                                     --------------
                              Name:  Don Teague
                                     ----------
                              Title: Vice President
                                     --------------